Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Fang Holdings Limited:

We consent to the incorporation by reference in the registration statements No. 333-173157 and No. 333-207182 on Form S-8 of Fang Holdings Limited of our reports dated May 27, 2020, with respect to the consolidated balance sheets of Fang Holdings Limited as of December 31, 2018 and 2019, and the related consolidated statements of comprehensive income (loss), shareholders’ equity, and cash flows for the years then ended, and the related notes and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 20-F of Fang Holdings Limited.

Our report dated May 27, 2020, on the consolidated financial statements, refers to our audit of the adjustments that were applied to the 2017 consolidated financial statements to retrospectively present discontinued operations, as described in Note 15 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2017 consolidated financial statements other than with respect to such adjustments.

Our report dated May 27, 2020, on the consolidated financial statements, also refers to changes in the method of accounting for revenue recognition and investments in equity securities as of January 1, 2018 and a change in the method of accounting for leases as of January 1, 2019.

Our report dated May 27, 2020, on the effectiveness of internal control over financial reporting as of December 31, 2019, expresses our opinion that Fang Holdings Limited did not maintain effective internal control over financial reporting as of December 31, 2019 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness related to the lack of sufficient financial reporting and accounting personnel to formalize, design, implement and operate key controls over financial reporting process in order to report financial information in accordance with U.S. GAAP and SEC reporting requirements has been identified and included in management’s assessment.

/s/ KPMG Huazhen LLP

Beijing, China
May 27, 2020